Exhibit 10.39

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “*****”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement, effective as of July 7, 2016 (“Effective Date”), is between the Massachusetts Eye and Ear Infirmary, a Massachusetts non-profit organization having a principal place of business at 243 Charles Street, Boston, Massachusetts 02114 (“MEEI”) and Helio Vision, Inc., a Delaware corporation having a principal place of business at 28 Brent Road, Lexington, MA 02420 (“Licensee”).

Background

MEEI is the owner of certain rights in technology as later defined, subject only to a royalty-free, nonexclusive license previously granted to the United States Government; and

MEEI desires to have the rights used to promote the public interest by granting a license;

Licensee has represented to MEEI that it has the capabilities and/or experience to develop, produce, market and sell products utilizing technology that is similar to the technology that is the subject of this Agreement and has the financial capacity and the strategic commitment to facilitate the transfer of the technology for the public interest; and

Licensee desires to obtain a license to MEEI’s rights and MEEI is willing to grant a license upon the terms and conditions of this Agreement.

MEEI and Licensee therefore agree as follows.

Article 1 – Definitions

1.1	“Agreement” means this Exclusive License Agreement, including all attached schedules.

1.2

“Affiliate” means any company, corporation or other business entity that is controlled by, controlling, or under common control with Licensee. For this purpose “control” means direct or indirect beneficial ownership of at least fifty percent (50%) interest in the voting stock (or the equivalent) of the company, corporation or other business or having the right to direct, appoint or remove a majority of members of its board of directors (or their equivalents) or having the power to control the general management of the company, corporation or other business, by law or contract.

1.3	“Field of Use” means all fields.

1.4

“First Commercial Sale” means the initial transfer of Licensed Product by or on behalf of Licensee, an Affiliate or Sublicensee for cash or non-cash consideration to which a fair market value can be assigned for purposes of determining Net Sales.

1.5	“Licensed Process” means any process covered in whole or in part by an issued, unexpired claim or a pending claim in Patent Rights.

Exhibit 10.39

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “*****”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.6

“Licensed Products” means any product covered in whole or in part by an issued, unexpired claim or a pending claim in the Patent Rights or products manufactured or services or methods of use provided according to a Licensed Process

1.7

“Net Sales” means the ***** by an entity licensed under this Agreement from the sales of Licensed Products to independent third party customers in bona-fide arms-length transactions less the following deductions, which may not exceed reasonable and customary amounts in the country in which the transaction occurs:

(a)	*****;

(b)	*****;

(c)	*****;

(d)	*****.

Net Sales includes the fair market value of any non-cash consideration from sale of Licensed Products received by Licensee, its Affiliates or Sublicenses.

Licensed Products are considered “sold” *****.

1.8

“Patent Rights” means *****, and any conversion, continuation, division, or substitution thereof, any patents issuing thereon, any reissues, reexaminations or extensions of the patents and any foreign counterparts of the patent applications and patents.

1.9	“Sale” or “Sold” means any grant, sale, lease, assignment, transfer, conveyance or other disposition of Licensed Products for value by or on behalf of Licensee, any Affiliate(s) or Sublicensee(s).

1.10	“Sublicensee” means any natural person or legal entity, which is not an Affiliate, to which Licensee grants a sublicense of some or all of the rights granted to Licensee under this Agreement.

1.11	“Territory” means worldwide.

Article 2 – Grant of Licenses, Reserved Rights and Sublicensing

2.1

License Grants.  Subject to all of the terms and conditions of this Agreement and the non-exclusive license granted to the United States government, MEEI grants to Licensee an exclusive license under Patent Rights, with the right to grant sublicenses, to make, have made, use, offer to sell, sell, export and import Licensed Products and to practice Licensed Processes in the Territory for the Field of Use for the term of this Agreement; and

Exhibit 10.39

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “*****”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

The license will continue for the term of this Agreement unless the grant is sooner terminated according to Article 8.

2.2

Affiliates.  Licensee is entitled to extend its licenses under this Article 2 to its Affiliates, consistent with all of the terms and conditions of this Agreement.  If Licensee does extend its license and an Affiliate assumes obligations under the Agreement, Licensee remains responsible for performance by the Affiliate.  If MEEI has a claim arising under this Agreement against an Affiliate, MEEI may seek a remedy directly against Licensee and may, but is not required to, seek a remedy against the Affiliate.  Any termination of the Agreement under Article 8 as to Licensee also constitutes termination as to any Affiliates.

2.3	No Implied Licenses. This Agreement confers no license or rights by implication, estoppel or otherwise under any other patent applications or patents owned in whole or in part by MEEI.

2.4	Reserved Rights. The licenses granted by MEEI are subject to the following reserved rights.

2.4.1

The rights of the United States of America, as set forth in Public laws 96-517 and 98-620, the regulations promulgated thereunder, and the policy of any funding agencies.  Any rights granted hereunder, which are greater than permitted by Public Laws 96-517 and 98-620, are subject to modification as required to conform to the provisions of those statutes.

2.4.2	MEEI’s right to make and use the Patent Rights in the Field of Use for teaching, education and research purposes, both laboratory and clinical.

2.4.3

MEEI’s right to grant non-exclusive, non-transferable licenses under Patent Rights to other organizations academic, governmental or not-for-profit organizations to make and use the Patent Rights for non-commercial (i) research purposes in the Field of Use and not for use in human subjects, (ii) clinical trials or (iii) diagnostic purposes involving human subjects.

2.5

Sublicensing.  Licensee has the right to grant sublicenses under this Agreement consistent with the terms and conditions of this Agreement.  Licensee remains responsible for the operations of any Sublicensee under this Agreement, as if the operations were carried out by Licensee.

2.5.1	Notice and Approval. Licensee shall promptly notify MEEI in writing of the identity of any prospective Sublicensee.

2.5.2	Form and Content of Sublicenses. Licensee shall issue any sublicense(s) granted by it under this Agreement in writing and shall attach a copy of this Agreement to all sublicenses.

Exhibit 10.39

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “*****”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Licensee shall include the equivalent of at least the following provisions in all sublicenses.

(a)	Sublicensee shall use ***** and shall report ***** to Licensee on its operations under the sublicense.

(b)

Sublicensee shall make payments due to Licensee in relation to Net Sales of Licensed Products in a timely manner, so that Licensee may comply with its obligations to make payments to MEEI as set forth in Articles 3 and 4 of this Agreement.

(c)

The terms and conditions of Section 2.4 (Reserved Rights.), Paragraphs 4.2.1 (Books and Records) and 4.2.2 (Inspections), Sections 5.2 – 5.6 (U.S. Manufacture, Other Government Laws, Patent Marking, Publicity, and Confidentiality), Article 6 (Patent Preparation, Filing, Prosecution and Maintenance), Article 7 (Patent Infringement and Enforcement), Paragraph 8.4.4 (Termination- Sublicenses), Article 9 (Indemnification, Defense and Insurance), Article 10 (Disclaimer of Warranties) and Article 12 (Dispute Resolution) of this Agreement are binding on the Sublicensee.

(d)	Sublicensees do not have the right to grant further sublicenses.

2.5.3

Copies of Sublicenses to MEEI.  Licensee shall forward to MEEI a copy of any and all fully executed sublicenses.  Such copy shall be postmarked within ***** of the execution of the sublicense.  Licensee shall also forward to MEEI ***** a copy of the reports received by Licensee from its Sublicensee during the preceding ***** period under the sublicenses as shall be pertinent to (1) its operations under the sublicense and (2) a royalty accounting under the sublicense agreement.

2.5.4

Licensee’s Continuing Obligations.  Nothing is Section 2.5 may be construed to relieve Licensee of its obligations to MEEI under this Agreement, including but not limited to Licensee’s obligations under Article 9.

Article 3 – Consideration - Amounts and Time for Payment

In partial consideration of the rights granted by MEEI to Licensee under this Agreement, Licensee shall make the following payments to MEEI according to this Article 3 and Article 4, on behalf of itself, any Affiliate(s) or Sublicensee(s).

3.1	Reimbursements and Other Financial Consideration

3.1.1	Past Patent Expenses. MEEI shall waive the payment of all out-of-pocket expenses incurred and paid by MEEI before the Effective Date for filing, prosecuting, maintaining and enforcing Patent Rights.

Exhibit 10.39

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “*****”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

3.1.2

Future Patent Expenses.  Licensee shall pay all reasonable out-of-pocket patent expenses incurred or paid by MEEI on or after the Effective Date for filing, prosecuting, and maintaining Patent Rights according to Article 6.  Licensee shall pay MEEI within ***** after MEEI mails Licensee an invoice that documents the out-of-pocket expenses incurred or paid by MEEI during the period being invoiced and states the total amount owed to MEEI.

3.1.3

Issuance of Shares.  In lieu of an upfront licensing fee, upon the closing of Licensee’s first Series A equity financing (the “Financing”), Licensee shall issue to MEEI or its designees a number of shares of Licensee’s stock being offered in the Financing having an aggregate value of $25,000.00 based on the value of the Company at the time of the Financing, and subject to the execution by MEEI or its designee of such agreements as are executed by the other investors in the Financing.

3.1.4	License Maintenance Fees. Licensee shall pay MEEI a non-creditable, non-refundable license maintenance royalty as follows:

(a)	Fifteen thousand dollars ($15,000) due upon the second (2nd) and third (3rd) anniversary of the Effective Date of the Agreement;

(b)	Twenty-five thousand dollars ($25,000) due upon the fourth (4th) and fifth (5th) anniversary of the Effective Date of the Agreement; and

(c)	Thirty-five thousand dollars ($35,000) due upon the sixth (6th) anniversary of the Effective Date of the Agreement and every anniversary thereafter for the Term of the Agreement.

3.1.5

Milestone Payments.  With respect to each Licensed Product, Licensee shall make the following milestone payments to MEEI within ***** of the occurrence of the following events, whether Licensee, an Affiliate or Sublicensee achieves the events:

(a)	***** upon cumulative Net Sales of

Licensed Product of *****;

(b)	***** upon cumulative Net Sales of Licensed Product of *****; and

(c)	***** upon cumulative Net Sales of Licensed Product of *****.

3.1.6	Royalties. Licensee shall pay MEEI the following royalties on Net Sales by Licensee and its Affiliates as follows:

(a)	***** of Net Sales of Licensed Products that incorporate or use the Patent Rights in the United States.

Exhibit 10.39

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “*****”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

(b)	***** of Net Sales of Licensed Products that incorporate or use the Patent Rights or related know-how in all countries other than the United States.

3.1.7

Sublicensing Royalties.  With respect to sales by Sublicensees, Licensee shall pay MEEI an amount equivalent to the sum MEEI would otherwise have received in royalties if Licensed Products were sold directly by Licensee.  Recording and payment of these royalties by Licensee must be made according to the provisions of Article 4.

3.1.8

Royalty Sublicensing or Partnering Income.  Licensee shall pay MEEI a percentage of sublicense issue fees, sublicense milestone payments (to the extent that Licensee receives payments for achieving milestones other than the milestones provided for in paragraph 3.1.7 above), sublicense maintenance fees, technology access fees, and any similar payments made by Sublicensees to Licensee or an Affiliate (collectively, “Sublicense Fees”) on account of sublicenses granted under this Agreement as follows:

(a)	***** of Sublicense Fees received by Licensee or Affiliate on the Effective Date to before or on ***** of the Agreement;

(b)	***** of Sublicense Fees received by Licensee or Affiliate after the ***** of the Agreement to before or on ***** of the Agreement; and

(c)	***** of Sublicense Fees received by Licensee or Affiliate during year beginning on the ***** of the Agreement.

Excluded from these royalty obligations are payments that are fees for services or payments for equity.  Further, Sublicense Fees do not include any amounts paid by a Sublicensee to Licensee that are equivalent to the sum MEEI would otherwise have received in Milestone Payments from Licensee if Licensed Products were sold directly by Licensee. For example, if all Sales are through a Sublicensee and Sublicensee is required to pay Licensee a royalty of ***** upon cumulative Net Sales of *****, the Sublicense Fee for purposes of the above royalty calculation will be *****, which is the difference between the Milestone Payment owed to MEEI under Section 3.1.5 and the aggregate royalty paid to Licensee. Licensee shall pay these royalties to MEEI within ***** days of each calendar quarter in which the Sublicense Fees are received by Licensee or its Affiliate.

Exhibit 10.39

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “*****”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

3.2

Waiver or Deferral. Waiver or deferral by MEEI of any payment owed under any paragraph under Section 3.1 may not be construed as a waiver or deferral of any subsequent payment owed by Licensee to MEEI.

3.3

Combination Packages. If a Licensed Product is sold in a combination package or kit containing other active products or processes, then Net Sales for purposes of determining royalty payments on, or milestone payments with respect to the combination package will be calculated using one of the following methods, but (i) the royalties payable to MEEI may not be reduced to less than ***** of that provided for in paragraph 3.1.6 of this Agreement, and (ii) the Net Sale amount of a Licensed Product for purposes of calculating milestone payments under paragraph 3.1.5 may not be reduced to less than ***** of the Net Sale amount of the combination package or kit containing the Licensed Product :

(a)	By multiplying the net selling price of the combination by *****; or

(b)

If no separate sales are made of the Licensed Product or any of the active products in such combination package during the royalty-paying period in question, Net Sales for the purposes of determining royalty payments and milestone payments, must be calculated by dividing the *****.

3.4

Third Party Royalty Offsets.  Licensee may reduce the amount of royalties payable under Section 3.1.6 with respect to any Licensed Product on a country-by-country basis by ***** of the amounts payable by Licensee or any Affiliate or Sublicensee to any third party in consideration for a license, granted after the Effective Date, to any rights under any third party patent, patent application which is necessary in order to have freedom of operation under the Patent Rights in such country; provided, however, that the royalties payable under Section 3.1.6 with respect to such Licensed Product on a country-by-country basis for any Calendar Quarter shall not be reduced below ***** of the amounts set forth in Section 3.1.6 by applying the reduction set forth in this Section 3.4.

3.5

Reduced Rate after Expiration of Patents.  Licensee’s obligation to pay royalties to MEEI under paragraphs 3.1.6, 3.1.7 and 3.1.8 terminate on a country-by-country basis upon expiration of the last-to-expire Patent Right in the applicable country.  Licensee’s obligation to pay royalties under Section 3.1.6(b) with respect to sales in foreign countries in which Patent Rights are not obtained will terminate upon termination of the U.S. Patent Rights.

Exhibit 10.39

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “*****”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Article 4 – Royalty Reports, Payments and Financial Records

4.1

Royalty Reports.  Within ***** after *****, *****, ***** and *****, of each year in which this Agreement is in effect, Licensee shall deliver to MEEI full, true and accurate reports of its activities and those of its Affiliates or Sublicensee(s), if any, relating to this Agreement during the preceding ***** period.  These reports must include at least the following:

(a)	Number of Licensed Products manufactured and sold by Licensee, and any Affiliates or Sublicensees, in each country of the Territory;

(b)	Total billings for the Licensed Products sold;

(c)	Deductions applicable to determining Net Sales;

(d)	The nature and amount of Sublicense Fees received by Licensee;

(e)	Total royalties due to MEEI;

With each report, Licensee shall pay to MEEI the royalties due and payable.  If no royalties are due, Licensee shall so report.  If multiple Licensed Products are covered by the license granted under this Agreement, Licensee shall separately identify each Licensed Product in the royalty report and specify which patents/application within Patent Rights are used for each Licensed Product.

4.2	Record Keeping.

4.2.1

Books and Records.  Licensee shall keep, and shall require its Affiliates and Sublicensees to keep, true books of account containing an accurate record (together with supporting documentation) of all data necessary for determining the amounts payable to MEEI.  Licensee shall keep it records at its principal place of business or the principal place of business of the appropriate division of Licensee to which this Agreement relates and shall require its Affiliates and Sublicenses to keep their books and records in the same manner.

4.2.2

Inspections.  In order for MEEI to determine the correctness of any report or payment made under this Agreement, Licensee shall make its records available to MEEI for inspection, for a period of ***** following the end of the calendar year to which they pertain.  Licensee shall also require any Affiliates or Sublicensees to make their records available for inspection by MEEI, in the same manner as provided in this paragraph 4.2.2.

Exhibit 10.39

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “*****”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

MEEI may inspect the records during regular business hours and upon reasonable notice by a certified public accountant selected by MEEI and reasonably acceptable to the licensed entity whose records are being inspected.  In conducting inspections under this paragraph 4.2.2, Licensee agrees that MEEI’s accountant may have access to all records which MEEI reasonably believes to be relevant to calculating royalties owed to MEEI under Article 3.

MEEI is responsible for the cost of any inspection, unless the examination shows an underreporting or underpayment by any entity in excess of ***** for any ***** period, in which case Licensee shall pay the cost of the inspection as well as any additional sum that would have been payable to MEEI had the Licensee reported correctly, plus interest as set forth in Section 4.5.

4.3

Form of Payments and Taxes.  Licensee must make all payments to be made to MEEI in Boston, Massachusetts, or at such other place or in such other way as MEEI may reasonably designate.  Payments must be paid by check made payable to Massachusetts Eye and Ear and sent to:

Director

Intellectual Property & Commercial Ventures

Massachusetts Eye and Ear

243 Charles Street

Boston, MA 02114

Licensee shall pay all amounts payable to MEEI under this Agreement in United States funds without deduction for taxes, exchange, collection or other charges that may be imposed by any country or political subdivision with respect to any amounts payable to MEEI under this Agreement.  Licensee is responsible for paying, or ensuring payment of, such taxes, exchange, collection or other charges.

4.4

Currency Conversion.  If any currency conversion is required in connection with any payment owed to MEEI, the conversion will be made at the buying rate for the transfer of such other currency as quoted by the Wall Street Journal on the last business day of the applicable accounting period in the case of any payment payable with respect to a specified accounting period or, in the case of any other payment, the last business day before the date the payment is due.

4.5

Interest.  Any payment owed to MEEI under this Agreement that is not made when due will accrue interest beginning on the first day following the due date specified in Article 3.  The interest will be calculated at the annual rate of the sum of (a) ***** plus (b), the prime interest rate quoted by Bank of America on the date the payment is due, the interest being compounded on the last day of each calendar quarter.  However, the annual rate may not exceed the maximum legal interest rate allowed in Massachusetts.  The payment of interest as required by this Section does not foreclose MEEI from exercising any other rights or remedies it has as a consequence of the lateness of any payment.

Exhibit 10.39

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “*****”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Article 5 – Operations under the License

5.1	Due Diligence.

5.1.1

General Obligations.  Licensee shall use ***** to bring one or more Licensed Products to the marketplace *****, through a *****.  Such efforts must not be less than *****. After commercialization, Licensee shall continue ***** efforts to keep Licensed Products *****.

5.1.2

Development Plan.  Within ninety (90) days after the Effective Date, Licensee shall provide MEEI with a bona fide written development plan that describes Licensee’s plan for bringing the subject matter of the Patent Rights to practical application (“Development Plan”).  The Development Plan must set forth the particular Licensed Product(s) and practical application(s) of Licensed Product(s) that Licensee initially intends to develop, cite Licensee’s specific goals and objectives for the ensuing year for developing or commercializing the Patent Rights and outline Licensee’s plan for achieving the specific due diligence obligations set forth in Section 5.1.3 below.  The outline must include actual or projected financial resources or strategic alliances that will be required to meet such objectives.

5.1.3

Specific Diligence Benchmarks.  Licensee shall use its commercially reasonable efforts to meet the following specific effort and achievement benchmarks (“Diligence Benchmarks”) by the dates specified in this paragraph.  For purposes of this paragraph 5.1.3, MEEI will consider efforts of an Affiliate or Sublicensee as efforts of Licensee:

(a)	Within one year of the Effective Date of the Agreement Licensee will obtain orphan drug designation for Licensed Product and identify the path for registration of a Licensed Product; and

(b)	Licensee will have a First Commercial Sale of a Licensed Product no later than the ***** after the Effective Date.

5.1.4

Adjustments.  The Diligence Benchmarks or dates set forth above may be adjusted by mutual agreement by the parties.  If Licensee anticipates any material delays in its ability to achieve the foregoing benchmarks it will provide MEEI written notice together with an explanation of the basis for the delay.

Exhibit 10.39

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “*****”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

5.1.5

Development and Commercialization Reports.  On or before *****, Licensee shall provide to MEEI a written report describing the efforts by Licensee, or any Affiliates or Sublicensees, to bring one or more Licensed Products to the marketplace. The report must be in sufficient detail to permit MEEI to monitor Licensee’s compliance with the due diligence provisions of this Agreement.

Licensee shall include at least the following in these reports: (a) a summary of Licensee’s progress toward meeting the goals and objectives that had been established for the previous year; (b) a summary of Licensees goals and objectives for the ensuing year for developing and commercializing Patent Rights including an identification of additional Licensed Products that Licensee intends to develop, if any; and (c) to the extent not covered by the foregoing, a summary of Licensee’s progress in meeting the Diligence Benchmarks of Section 5.1.3.

If multiple technologies are covered by this Agreement, the progress report must provide the information set forth above for each Licensed Product.

5.1.6

Failure to Perform. Licensee’s failure to perform with any due diligence requirement provided in any paragraph in this Section 5.1 is grounds for MEEI to terminate this Agreement according to Section 8.2.3.

5.2

U.S. Manufacture.  Licensee shall manufacture Licensed Products leased, used or sold in the United States substantially in the United States as required by 35 U.S.C. 204 and 37 C.F.R. 401 et. seq., as amended.  Licensee shall also require any Affiliate(s) or Sublicensee(s) to comply with this U.S. manufacture requirement.

5.3

Other Government Laws.  Licensee shall comply with, and ensure that its’ Affiliates and Sublicensees comply with, all government statutes and regulations that relate to Licensed Products.  These include but are not limited to FDA statutes and regulations, the Export Administration Act of 1979, as amended, codified in 50 App. U.S.C. 2041 et seq. and the regulations promulgated thereunder or other applicable export statutes or regulations.

5.4

Patent Marking.  Licensee shall mark, and shall require its Sublicensees and Affiliates to mark, all Licensed Products sold in the United States with the word “Patent” and the number or numbers of Patent Rights applicable to the Licensed Product.

5.5

Publicity - Use of Name. Licensee, its’ Affiliate and Sublicensees are not permitted to use the name of “Massachusetts Eye and Ear Infirmary” or any variation, adaptation, or abbreviation thereof, its related entities or its employees, or any adaptations thereof, in any advertising, promotional or sales literature, or in any securities report required by the Securities and Exchange Commission (except as required by law), without the prior written consent of MEEI in each case.  However Licensee may (a) refer to publications in the scientific literature by employees of MEEI or (b) state that a license from MEEI has been granted as provided in this Agreement.

Exhibit 10.39

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “*****”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

5.6

Confidentiality.  Information that is provided to Licensee in connection with patent prosecution under the terms of Section 6 below is deemed to be MEEI Confidential Information, and information provided by Licensee to MEEI regarding the development, distribution, sales and marketing of the Licensed Products by Licensee, its Affiliates and Sublicensees is deemed to be Licensee Confidential Information. Each party, as a recipient (the “Recipient”) of the other party’s Confidential Information agrees that, during the term of this Agreement, and for ***** thereafter, to employ all reasonable efforts to maintain the information secret and confidential, such efforts to be no less than the degree of care employed by the Recipient to preserve and safeguard its own confidential information.  The information shall not be disclosed or revealed to anyone except employees or agents of or consultants to the Recipient who have a need to know the information and who have entered into a confidentiality agreement with the Recipient under which such employees, agents, or consultants are required to maintain confidential the disclosing party’s Confidential Information and such employees, agents, or consultants shall be advised by the Recipient of the confidential nature of the information and that the information shall be treated accordingly.  The Recipient’s obligations under this Section shall not extend to any part of the information:

(a)	that can be demonstrated to have been in the public domain or publicly known and readily available to the trade or the public prior to the date of the disclosure; or

(b)

that can be demonstrated, from written records to have been in the Recipient’s possession or readily available to the recipient from another source not under obligation of secrecy to the disclosing party prior to the disclosure; or

(c)	that becomes part of the public domain or publicly known by publication or otherwise, not due to any unauthorized act by the Recipient; or

(d)	that is demonstrated from written records to have been developed by or for the Recipient without reference to confidential information disclosed by the disclosing party; or

(e)	that is required to be disclosed by law, government regulation or court order.

Licensee may publish manuscripts, abstracts or the like describing the Patent Rights and inventions contained therein, provided MEEI Confidential Information as defined in this Section, is not included without first obtaining written approval from MEEI to include such MEEI Confidential Information, such approval not to be unreasonably withheld.

Exhibit 10.39

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “*****”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Article 6 – Patent Preparation, Filing, Prosecution and Maintenance

6.1

Responsibility.  MEEI, in its sole discretion, is responsible for preparing, filing, prosecuting and maintaining the patent applications and patents included within Patent Rights. For purposes of this Agreement, patent prosecution includes ex parte prosecution, interference proceedings, reissues, reexaminations and oppositions. In the event that during the term of this Agreement, MEEI elects to abandon the maintenance of any Patent Rights within the Territory, it shall give not less than *****-notice thereof to Licensee and Licensee shall thereupon have the right (i) to file on behalf of MEEI, but at Licensee’s expense, all filings, documents, instruments and notices with the appropriate governmental patent office within the appropriate jurisdiction to keep the Patent Rights in full force and effect, and (2) to offset against royalties thereafter payable to MEEI hereunder the reasonable, and substantiated, costs of doing so. As long as the license remains exclusive, MEEI shall provide, or cause its agent to provide, copies of relevant correspondence between MEEI and the United States Patent Office or the various foreign patent offices and give Licensee reasonable opportunity to advise MEEI or MEEI’s counsel on such matters.  Licensee designates the following individual or department for receiving the patent-related correspondence.

Helio Vision, Inc.

28 Brent Road

Lexington, MA 02420

Upon Licensee’s request, MEEI shall be available to consult with Licensee on matters relating to preparing, filing, prosecuting or maintaining any of the applications or patents within Patent Rights, which matters may be of particular interest to Licensee.  MEEI, shall consider the legitimate interests of Licensee in performing its responsibility under this Section 6.1.  MEEI designates the following individual or department to receive such requests by Licensee.

Director

Intellectual Property & Commercial Ventures

Massachusetts Eye and Ear

243 Charles Street

Boston, MA 02114

Cooperation. Licensee shall cooperate with MEEI in preparing, filing, prosecuting and maintaining the patent applications and patents within Patent Rights.  Licensee shall provide prompt notice to MEEI of any matter that comes to its attention that may affect the patentability, validity or enforceability of any patent application or patent within Patent Rights.

Exhibit 10.39

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “*****”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

6.2

Relinquishing Rights.  Licensee may surrender its licenses under any, of the patents or patent applications within Patent Rights in any country of the licensed Territory by giving ***** advance written notice to MEEI. However, if Licensee is surrendering any patent or application within Patent Rights on which an interference proceeding or opposition has been declared or filed, the notice period is *****. If Licensee so surrenders its rights, it will remain responsible for all patent-related expenses incurred by MEEI during the applicable notice period. Thereafter, Licensee will have no further obligation to pay any patent expenses for the patents or patent applications that it surrendered. Not withstanding the foregoing, if such surrender results in termination of all rights under this agreement, then the termination notice provision in Section 8.3, below, shall apply.

Article 7 - Patent Infringement and Enforcement

7.1

Notice.  If at any time during the term of this Agreement, Licensee becomes aware of an apparent Substantial Infringement (as defined in Section 7.2) in a particular country of a patent within Patent Rights, it will promptly notify MEEI.

7.2	Action by MEEI.

7.2.1

Procedure.  MEEI is responsible for enforcing its Patent Rights and prosecuting apparent infringers when, in its judgment, such action may be reasonably necessary and justified.  Licensee may request MEEI to take steps to protect the Patent Rights from an apparent infringement.  However, before MEEI must respond to the request, Licensee shall supply MEEI (i) an opinion of qualified legal counsel demonstrating to MEEI’s reasonable satisfaction that an infringement of the Patent Rights exists in a particular country and (ii) with written evidence demonstrating to MEEI’s reasonable satisfaction that a Substantial Infringement of the Patent Rights exists in a particular country (“Substantial Infringer”).

7.2.2

MEEI has ***** from the date of receiving satisfactory written evidence from Licensee of a Substantial Infringement to decide whether it will seek to terminate the Substantial Infringement. MEEI shall give Licensee notice of its decision by the end of this three-month period.  If MEEI notifies Licensee that it intends to prosecute the alleged infringer, then MEEI has ***** from the date of its notice to Licensee to either (a) cause the Substantial Infringement to terminate or (b) initiate legal proceedings against the infringer.  If any such suit is brought by MEEI in its own name, or jointly with licensee if required by law, it will be at MEEI’s expense and on its own behalf, but MEEI shall not be obligated to bring more than one such suit at a time.

7.2.3

Licensee’s Right to Join. Licensee independently has the right to join any legal proceeding brought by MEEI under this Section 7.2 and fund up to ***** of the cost of the legal proceeding from the date of joining.  If Licensee elects to join as a party plaintiff pursuant to this paragraph 7.2.2, Licensee may jointly participate in the action with MEEI, but MEEI’s counsel will be lead counsel.

Exhibit 10.39

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “*****”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

7.3	Action by Licensee.

7.3.1

Procedure.  If MEEI notifies Licensee within the first three-month period that it does not intend to prosecute the Substantial Infringement or, if MEEI fails to cause the Substantial Infringement to terminate or bring legal proceeding to compel termination within ***** of the date of its notice to Licensee, then Licensee may initiate legal proceedings against the alleged infringer, at Licensee’s expense according to the terms of this Section 7.3. Before Licensee commences any legal proceeding with respect to the Substantial Infringement, Licensee shall consider in good faith the views of MEEI, particularly as they relate to the potential effects on the public interest.  Licensee has the right to join MEEI as a party-plaintiff if required by law, at Licensee’s expense.

7.3.2

MEEI’s Right To Join.  MEEI independently has the right to join any legal proceeding brought by Licensee under this Section 7.3 and fund up to ***** of the cost of the legal proceeding from the date of joining.  If MEEI elects to join as a party plaintiff pursuant to this paragraph 7.3, MEEI may jointly participate in the action with Licensee, but Licensee’s counsel will be lead counsel.

7.3.3

Reduction of Royalties.  If Licensee initiates legal proceedings under this Section 7.3 in any country and MEEI does not independently join the proceeding, License may deduct up to ***** of Licensee’s documented costs and expenses of the proceeding (including reasonable attorney fees) from royalties payable to MEEI under paragraphs 3.1.6 and 3.1.7 of this Agreement from sales of Licensed Products covered by the patent(s)-in suit.  However, Licensee may not reduce MEEI’s royalty payments by more than ***** of the amount otherwise due under Article 3.  If ***** of Licensee’s costs and expenses exceed the amount of royalties deducted by Licensee for any calendar year, Licensee may, to that extent, reduce the royalties due to MEEI in succeeding calendar quarters for so long as Licensee is actively engaged in legal proceedings to terminate the Substantial Infringement.  However, Licensee may not reduce total royalties due to MEEI in a given calendar quarter by more than *****. Licensee’s right to reduce royalty payments to MEEI under this paragraph 7.3.3 applies only for so long as the Substantial Infringement continues.

7.3.4

Settlement.  Regardless of whether MEEI is joined or joins any legal proceeding initiated by Licensee, no settlement, consent judgment or other voluntary final disposition of the legal proceeding may be entered into without the consent of MEEI.

7.4

Cooperation.  If one party initiates legal proceedings to enforce the Patent Rights pursuant to this Article 7, the other party shall cooperate with and supply all assistance reasonably requested by the party initiating the proceedings, at the initiating party’s request and expense.

Exhibit 10.39

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “*****”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

7.5

Distribution of Amounts Paid by Third Parties.  In any legal proceeding brought by MEEI under Section 7.2 and funded solely by MEEI, any damages or other amounts recovered as a result of the proceeding will be retained by MEEI.  In any other legal proceeding, any damages or other amounts will be distributed as follows.  The damages or other amounts will first be used to reimburse Licensee and MEEI for litigation costs not paid from royalties and then to reimburse MEEI a sum equivalent to the total amount of royalties and minimum royalties deducted by Licensee under paragraph 7.3.3. The balance, if any, will be divided equally between the parties.

7.6

Declaratory Judgment Actions. In the event that any third party initiates a declaratory judgment action alleging the invalidity or unenforceability of the Patent Rights, or if any third party brings an infringement action against Licensee or its Affiliates or Sublicensees because of the exercise of the rights granted Licensee under this Agreement, then Licensee shall have the right to defend such action under its own control and at its own expense; provided, however, that MEEI shall have the right to intervene and assume sole control of such defense, at its own expense.  Licensee shall not enter into any settlement, consent judgment or other voluntary final disposition of any action under this Section 7.6 without the consent of the other party, which consent shall not be unreasonably withheld unless the settlement includes any express or implied admission of liability or wrongdoing on MEEI’s part, in which case MEEI’s right to grant or deny consent is absolute and at its sole discretion.  Any recovery shall be first applied to reimburse each party pro rata for any out-of pocket expenses it may have incurred with respect to defense of such action and the remainder shall be retained entirely by the party controlling the action; provided, however, that any recovery for infringement will be distributed as described in Section 7.5.

Article 8 – Term and Termination

8.1	Term. Unless terminated earlier under the provisions of this Agreement, this Agreement will terminate on the expiration date of the last to expire of patents within Patent Rights.

8.2

Termination by Licensor.  MEEI has the right to immediately terminate this Agreement and all licenses granted hereunder by providing Licensee with written notice of termination, upon the occurrence of any of the following events.

8.2.1	Licensee ceases all business operations with respect to Licensed Products.

8.2.2

Licensee fails to pay on schedule any royalty or other payment that has become due and is payable under Articles 3 or 4 of this Agreement and has not cured the default by making the required payment, together with interest due, within ***** of receiving a written notice of default from MEEI requesting such payment.

8.2.3

Licensee fails to comply with any due diligence obligation provided for in Section 5.1, unless Licensee has cured the default by meeting the obligation within ***** of receiving written notice of default from MEEI.

Exhibit 10.39

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “*****”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

8.2.4	Licensee defaults in its obligations to procure and maintain insurance under Section 9.2.

8.2.5	An officer of the Licensee is convicted of a felony relating to the manufacture, use, sale or importation of Licensed Products.

8.2.6	Licensee materially breaches any other provision of this Agreement, unless Licensee has cured the breach within ***** of receiving written notice from MEEI specifying the nature of the breach.

8.2.7

Termination for Insurance and Insolvency.  MEEI may terminate this Agreement immediately upon written notice, with no further notice obligation or opportunity to cure, if Licensee fails to obtain and maintain the insurance required by Section 9.  MEEI or Licensee may terminate this Agreement immediately upon written notice, with no further notice obligation or opportunity to cure, if MEEI or Licensee shall become insolvent, shall make an assignment for the benefit of creditors, or shall have a petition in bankruptcy filed for or against it that is not dismissed within ***** of filing.

8.3	Termination by Licensee. Licensee has the right to terminate this Agreement without cause by giving MEEI ***** prior written notice.

8.4	Effect of Termination.

8.4.1

No release. Upon termination of this Agreement for any reason, nothing in this Agreement may be construed to release either party from any obligation that matured prior to the effective date of the termination.

8.4.2

Survival.  The provisions of Section 3.1 (Patent Expenses), Article 4 (Royalty Reports, Payments and Financial Records), Section 5.5 (Publicity – Use of Name), Section 5.6 (Confidentiality), paragraph 8.4.3 (Inventory), Article 9 (Indemnification, Defense and Insurance), Article 10 (Disclaimer of Warranties) and Article 12 (Dispute Resolution) survive termination or expiration of this Agreement.

8.4.3

Inventory.  Licensee, any Affiliate(s) and any Sublicensees whose sublicenses are not converted as provided in paragraph 8.4.4, may, after the effective date of termination, sell all Licensed Products that are in inventory as of the date of written notice of termination, and complete and sell Licensed Products which the licensed entity(ies) can clearly demonstrate were in the process of manufacture as of the date of written notice of termination, provided that Licensee shall pay to MEEI the royalties thereon as required by Article 3 and shall submit the reports required by Article 4 on the sales of Licensed Products.

Exhibit 10.39

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “*****”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

8.4.4

Sublicenses.  Any sublicenses will terminate contemporaneously with this Agreement.  However, any Sublicensee not in default under its sublicense may request conversion of the sublicense to a license directly between MEEI and Sublicensee.  MEEI shall not unreasonably withhold its acceptance of such conversion, however, as a condition of MEEI’s acceptance, the Sublicensee must first agree to be bound by all of the provisions of this Agreement.

Article 9 – Indemnification, Defense and Insurance

Indemnification and Defense.

9.1

Licensee shall indemnify, defend and hold harmless the Institution and its trustees, officers, medical and professional staff, employees and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss or expense (including reasonable attorney’s fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments: arising out of *****.

9.2	Licensee’s indemnification under this Section 9 shall not apply to *****.

9.3

Licensee agrees, at its own expense, to provide attorneys reasonably acceptable to the Institution to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

9.4	This Section 9 shall survive expiration or termination of this Agreement.

Insurance.

9.5

Beginning no later than the time any such product, process or service is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by Licensee or by a sub-licensee, affiliate or agent of Licensee, Licensee shall, at its own cost and expense procure and maintain Commercial General Liability (CGL) insurance or other coverage acceptable to the Institution in amounts not less than ***** and naming the Indemnitees as additional insureds.  Such CGL or other insurance shall provide:

a.Product liability coverage, and

b.Contractual liability coverage for Licensee’s indemnification under Section 9 of this Agreement.

Exhibit 10.39

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “*****”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

If Licensee elects to self-insure all or parts of the limits described above (including deductibles or retentions which are in excess of *****) such self-insurance program must be acceptable to the Institution and CRICO.  The minimum amount of insurance coverage required under this Section 9.5 shall not be construed to create a limit of Licensee’s liability with respect to its indemnification under Section 9.1 of this Agreement. Licensee shall provide the MEEI with written evidence of such insurance upon request of MEEI. Licensee shall provide MEEI with written notice at least ***** prior to the cancellation, non-renewal or material change in such insurance, if:

(a)

Licensee does not obtain replacement insurance providing comparable coverage within such ***** period, the MEEI shall have the right to terminate this Agreement effective at the end of such ***** without notice of any additional waiting period.

(b)	Licensee shall maintain such CGL or other insurance during

(i)

the period that any such product, process or service is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by Licensee or by a Sublicensee, Affiliate or agent of Licensee;

(ii)	a reasonable period after the period referred to in (iii) (a) above, which in no event shall be less than *****.

(c)	This Section 9.5 shall survive expiration or termination of this Agreement.

Article 10 – Disclaimer of Warranties

10.1

MEEI MAKES NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY PATENT, TRADEMARK, SOFTWARE, NON-PUBLIC OR OTHER INFORMATION, OR TANGIBLE RESEARCH PROPERTY, LICENSED OR OTHERWISE PROVIDED TO LICENSEE HEREUNDER AND HEREBY DISCLAIMS THE SAME.

10.2

MEEI DOES NOT WARRANT THE VALIDITY OF THE PATENT RIGHTS LICENSED HEREUNDER AND MAKES NO REPRESENTATION WHATSOEVER WITH REGARD TO THE SCOPE OF THE LICENSED PATENT RIGHTS OR THAT SUCH PATENT RIGHTS MAY BE EXPLOITED BY LICENSEE, AFFILIATE OR SUBLICENSEE WITHOUT INFRINGING OTHER PATENTS.  IF BIOLOGICAL MATERIALS ARE LICENSED HEREUNDER, MEEI MAKES NO REPRESENTATION THAT SUCH MATERIALS OR THE METHODS USED IN MAKING OR USING SUCH MATERIALS ARE FREE FROM LIABILITY FOR PATENT INFRINGEMENT.

Exhibit 10.39

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “*****”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Article 11 – Notices

11.1	Notices to MEEI. Unless otherwise specified in this Agreement, reports, notices and other communications from Licensee to MEEI as provided hereunder must be sent to:

Director, Intellectual Property & Commercial Ventures

Massachusetts Eye and Ear

243 Charles Street

Boston, MA 02114

or other individuals or addresses as MEEI subsequently furnish by written notice to Licensee.

11.2	Notices to Licensee. Unless otherwise specified in this Agreement, reports, notices and other communications from MEEI to Licensee as provided hereunder must be sent to:

Josef von Rikenbach

Helio Vision, Inc.

28 Brent Road

Lexington, MA 02420

or other individuals or addresses as Licensee subsequently furnish by written notice to MEEI.

Article 12 – Dispute Resolution

12.1

Negotiation between the Parties.  The parties shall first attempt to resolve any controversy that arises from this Agreement, or claim for breach of the Agreement, by good faith negotiations, first between their respective business development representatives and then, if necessary, between senior representatives for the parties, such as the Vice President, Research & Academic Affairs of MEEI and the President of Licensee.

12.2

Non-Binding Mediation.  If the controversy or claim cannot be settled through good faith negotiation between the parties, the parties agree first to try in good faith to settle their dispute by non-binding mediation under the Mediation Rules of the American Arbitration Association, before resorting to arbitration, litigation or other dispute resolution procedure.

Article 13 ‑ Independent Contractor

13.1

For the purpose of this Agreement and all services to be provided hereunder, both parties are and will be deemed to be, independent contractors and not agents or employees of the other.  Neither party has authority to make any statements, representations or commitments of any kind, or to take any action, that will be binding on the other party.

Exhibit 10.39

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “*****”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Article 14‑ Severability

14.1

If any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

Article 15 – Force Majeure

15.1

Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including without limitation, fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party. Performance shall be excused only to the extent of and during the reasonable continuance of such disability

Article 16 ‑ Non‑Assignability

16.1

Neither this Agreement nor any part of the Agreement is assignable by either party without the express written consent of the other, which consent a party will not unreasonably withhold.  However, Licensee may assign this agreement in conjunction with the sale of essentially all of its related business assets.  Any attempted assignment without such consent is void.

Article 17 ‑ Entire Agreement

17.1

This instrument contains the entire Agreement between the parties.  No verbal agreement, conversation or representation between any officers, agents, or employees of the parties either before or after the execution of this Agreement may affect or modify any of the terms or obligations herein contained.

Article 18 ‑ Modifications in Writing

18.1	No change, modification, extension, or waiver of this Agreement, or any of the provisions herein contained is valid unless made in writing and signed by a duly authorized representative of each party.

Article 19 ‑ Governing Law

19.1

The validity and interpretation of this Agreement and the legal relations of the parties to it are governed by the laws of the Commonwealth of Massachusetts without regard to any choice of law principle that would dictate the application of the law of another jurisdiction.

Exhibit 10.39

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “*****”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Article 20 – Captions

20.1	The captions are provided for convenience and are not to be used in construing this Agreement.

Article 21 – Construction

21.1	The parties agree that they have participated equally in the formation of this Agreement and that the language herein should not be presumptively construed against either of them.

Exhibit 10.39

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “*****”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

MASSACHUSETTS EYE		HELIO VISION, INC.
AND EAR INFIRMARY

By:	/s/ Ojas P. Mehta, JD	By:	/s/ Tomasz P. Stryjewski MD, MPP

Name:	Ojas P. Mehta, JD	Name:	Tomasz P. Stryjewski MD, MPP

Title:	Director, Intellectual Property	Title:	President, Helio Vision, Inc.
& Commercial Ventures

Date:	July 6, 2016	Date:	7/7/2016